Exhibit 11
                               THERMO VOLTEK CORP.

                        Computation of Earnings per Share

                                                      Three Months Ended
                                                 ----------------------------
                                                 September 28,  September 30,
                                                          1996           1995
  ---------------------------------------------------------------------------
  Computation of Primary Earnings per Share:

  Net Income (a)                                   $ 1,194,000    $   744,000
                                                   -----------    -----------
  Shares:
    Weighted average shares outstanding              9,450,895      6,624,263

    Add: Shares issuable from assumed exercise of
         options (as determined by the application
         of the treasury stock method)                       -        236,523
                                                   -----------    -----------
    Weighted average shares outstanding,
      as adjusted (b)                                9,450,895      6,860,786
                                                   -----------    -----------
  Primary Earnings per Share (a) / (b)             $       .13    $       .11
                                                   ===========    ===========

  Computation of Fully Diluted Earnings per Share:

  Income:
    Net income                                     $ 1,194,000    $   744,000

    Add: Convertible debt interest, net of tax         155,000        277,000
                                                   -----------    -----------
    Income applicable to common stock assuming
      full dilution (c)                            $ 1,349,000    $ 1,021,000
                                                   -----------    -----------
  Shares:
    Weighted average shares outstanding              9,450,895      6,624,263

    Add: Shares issuable from assumed conversion
         of subordinated convertible obligations     3,931,474      6,693,525

         Shares issuable from assumed exercise of
         options (as determined by the application
         of the treasury stock method)                 257,467        236,658
                                                   -----------    -----------
     Weighted average shares outstanding,
      as adjusted (d)                               13,639,836     13,554,446
                                                   -----------    -----------
  Fully Diluted Earnings per Share (c) / (d)       $       .10    $       .08
                                                   ===========    ===========
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                                THERMO VOLTEK CORP.

                  Computation of Earnings per Share (continued)

                                                      Nine Months Ended
                                                 ----------------------------
                                                 September 28,  September 30,
                                                          1996           1995
  ---------------------------------------------------------------------------
  Computation of Primary Earnings per Share:

  Net Income (a)                                   $ 3,263,000    $ 1,762,000
                                                   -----------    -----------

  Shares:
    Weighted average shares outstanding              8,560,294      6,284,649

    Add: Shares issuable from assumed exercise of
         options (as determined by the application
         of the treasury stock method)                       -              -
                                                   -----------    -----------
    Weighted average shares outstanding,
      as adjusted (b)                                8,560,294      6,284,649
                                                   -----------    -----------
  Primary Earnings per Share (a) / (b)             $       .38    $       .28
                                                   ===========    ===========

  Computation of Fully Diluted Earnings per Share:

  Income:
    Net income                                     $ 3,263,000    $ 1,762,000

    Add: Convertible debt interest, net of tax         582,000        872,000
                                                   -----------    -----------
    Income applicable to common stock assuming
      full dilution (c)                            $ 3,845,000    $ 2,634,000
                                                   -----------    -----------

  Shares:
    Weighted average shares outstanding              8,560,294      6,284,649

    Add: Shares issuable from assumed conversion
         of subordinated convertible obligations     4,811,101      7,011,533

         Shares issuable from assumed exercise of
         options (as determined by the application
         of the treasury stock method)                 268,032        236,658
                                                   -----------    -----------
     Weighted average shares outstanding,
      as adjusted (d)                               13,639,427     13,532,840
                                                   -----------    -----------

  Fully Diluted Earnings per Share (c) / (d)       $       .28    $       .19
                                                   ===========    ===========